RAs filed with the Securities and Exchange Commission on January 31, 2025.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_____________________

Hancock Whitney Corporation

(Exact Name of Registrant as Specified in its Charter)

______________________

Mississippi (State or Other Jurisdiction of Incorporation or Organization)	64-0693170 (I.R.S. Employer Identification No.)

Hancock Whitney Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Address, Including Zip Code, of Principal Executive Offices)

Hancock Whitney Corporation 2020 Long Term Incentive Plan

(Full Title of the Plan)

Juanita P. Kuhner

General Counsel and Corporate Secretary

Hancock Whitney Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4727

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to: John B. Shannon, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer X	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE

On April 27, 2022, at the Annual Meeting of Shareholders of Hancock Whitney Corporation (the “Company”), the Company’s shareholders approved an amendment (the “Amendment”) to the Hancock Whitney Corporation 2020 Long Term Incentive Plan (the “Plan”), which amended the Plan to increase the number of shares of the Company’s common stock, par value $3.33 per share (the “Shares”), that may be issued under the Plan by 1,400,000 Shares. This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 1,400,000 Shares authorized for issuance under the Plan pursuant to the Amendment, including additional Shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan. No awards with respect to the additional 1,400,000 Shares authorized for issuance under the Plan have been issued prior to the filing of this Registration Statement.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2020, relating to the Plan (Registration Nos. 333-238226), including the information contained therein, is hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2023;

(2) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the Commission on May 8, 2024, August 7, 2024 and November 7, 2024, respectively;

(3) The Company’s Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the Commission on January 3, 2024, April 25, 2024, April 26, 2024, April 29, 2024, October 29, 2024 and December 12, 2024;

(4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2023 (except to the extent any parts of such reports were deemed furnished and not filed in accordance with SEC rules);

(5) The description of the Company’s Common Stock contained in the Company’s Form 8-K 12g3/A filed with the Commission on May 5, 2014, including any amendment or report filed for the purpose of updating such description; and

(6) All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Except as indicated below as being incorporated by reference to another filing with the Commission by the

Company, the following exhibits to this registration statement are being filed herewith:

Exhibit Number	Description
4.1

Second Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s 8-K (File No. 001-36872) filed with the Commission on May 1, 2020 and incorporated herein by reference).

4.2	Second Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company’s 8-K (File No. 001-36872) filed with the Commission on May 1, 2020 and incorporated herein by reference).
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on signature page).
99.1

Hancock Whitney Corporation 2020 Long Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Form 8-K (File Number 001-36872) filed with the Commission on May 1, 2020 and incorporated herein by reference).

99.2

Amendment to the Hancock Whitney Corporation 2020 Long Term Incentive Plan (filed as Appendix B of the Company’s definitive Proxy Statement on Schedule 14A (File No. 001-36872) filed with the Commission on March 15, 2022 and incorporated herein by reference).

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on January 31, 2025.

Hancock Whitney Corporation By: /s/ John M. Hairston John M. Hairston President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Hairston and Juanita P. Kuhner, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John M. Hairston John M. Hairston	President and Chief Executive Officer (Principal Executive Officer) and Director	January 31, 2025
/s/ Michael M. Achary Michael M. Achary	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2025
/s/ Jerry L. Levens Jerry L. Levens	Chairman of the Board, Director	January 31, 2025
/s/ Frank E. Bertucci Frank E. Bertucci	Director	January 31, 2025
/s/ Moses H. Feagin Moses H. Feagin	Director	January 31, 2025
/s/ Hardy B. Fowler Hardy B. Fowler	Director	January 31, 2025
/s/ Randall W. Hanna Randall W. Hanna	Director	January 31, 2025

/s/ Suzette K. Kent Suzette K. Kent	Director	January 31, 2025
/s/ H. Herrit Lane H. Merritt Lane	Director	January 31, 2025
/s/ Constantine S. Liollio Constantine S. Liollio	Director	January 31, 2025
/s/ Sonya C. Little Sonya C. Little	Director	January 31, 2025
/s/ Thomas H. Olinde Thomas H. Olinde	Director	January 31, 2025
/s/ Sonia A Pérez Sonia A. Pérez	Director	January 31, 2025
/s/ Christine L. Pickering Christine L. Pickering	Director	January 31, 2025
/s/ Joan C. Teofilo Joan C. Teofilo	Director	January 31, 2025
/s/ C. Richard Wilkins C. Richard Wilkins	Director	January 31, 2025